UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2006

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On August 10, 2006, NVIDIA Corporation (“NVIDIA” or the “Company”) issued a press release announcing its revenue for the three months ended July 30, 2006. The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the liabilities of that section. The press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in Items 2.02 and 9.01 of this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SECTION 8 - Other Events

Item 8.01 Other Events.

NVIDIA also announced that the Audit Committee of the Board of Directors is conducting a voluntary review of the Company’s stock option practices covering the time from the Company’s initial public offering in 1999 through the current fiscal year. The Audit Committee is conducting this review with the assistance of outside legal counsel. The Company has voluntarily contacted the Securities and Exchange Commission staff to inform them about the ongoing review.

Although the review is ongoing, the Audit Committee has reached a preliminary conclusion that incorrect measurement dates were used for financial accounting purposes for stock option grants in certain prior periods. As a result, NVIDIA may record additional non-cash stock-based compensation expense related to stock option grants. Any additional non-cash stock-based compensation expense recorded will not affect the Company’s cash position or reported revenue for the recently completed quarter or any previous periods.

NVIDIA does not expect to be in a position to announce additional financial results for the second quarter until the Audit Committee has completed its review. At this time, the Company does not expect to be in a position to file its Form 10-Q for the second fiscal quarter by the September 8, 2006 filing deadline or the permitted extension to September 13, 2006.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

	(d)	Exhibits
Exhibit		Description
99.1		Press Release, dated August 10, 2006, entitled “NVIDIA Reports Record Revenue for the Second Quarter of Fiscal Year 2007.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation

By: /s/ Marvin D. Burkett
Marvin D. Burkett
Date: August 10, 2006	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated August 10, 2006, entitled “NVIDIA Reports Record Revenue for the Second Quarter of Fiscal Year 2007.”